UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-12

INNSUITES HOSPITALITY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Shareholders of InnSuites Hospitality Trust will be held at the InnSuites Hospitality Trust corporate offices located at 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020 (phone: 602-944-1500) on Tuesday, January 24, 2017, at 10:00 A.M., local time, for the purpose of considering and acting upon the following matters:

1.	The election of the Trustees named in this proxy statement and recommended by the Board of Trustees to hold office until the 2019 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified (listed as Proposal No. 1 on the Proxy Card);

2.	Approval of the compensation of our named executive officers on an advisory basis (“say-on-pay”) (listed as Proposal No. 2 on the Proxy Card);

3.	The transaction of any other business that may properly come before the meeting and any adjournments or postponements thereof.

Shareholders of the Trust of record at the close of business on December 12, 2016 are entitled to vote at the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Trustees

/s/ MARC E. BERG
Phoenix, Arizona	Secretary
December 15, 2016

Shareholders are requested to complete, date, sign and return the enclosed Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on January 24, 2017:

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended January 31, 2016 are available at our Internet website at www.innsuitestrust.com.

1

2

InnSuites Hotels Centre

1625 E. Northern Avenue, Suite 105

Phoenix, Arizona 85020

PROXY STATEMENT

Proxy Solicitation

The accompanying proxy is solicited by the Board of Trustees of InnSuites Hospitality Trust for use at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, January 24, 2017, and any adjournments or postponements thereof. In addition to the solicitation of proxies by mail, our Trustees, officers and regular employees may also solicit the return of proxies by regular or electronic mail, telephone or personal contact, for which they will not receive additional compensation. We will pay all costs of soliciting proxies and will reimburse brokers or other persons holding our Shares of Beneficial Interest (“Shares”) in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners of such Shares.

General Information

Shareholders of record at the close of business on December 12, 2016 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. As of that date, there were 9,678,495 Shares issued and outstanding. Each outstanding Share is entitled to one vote on all matters that properly come before the Annual Meeting. A majority of the issued and outstanding Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shares represented by properly executed proxy cards will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted “FOR” the election of each of the Trustee nominees named herein, “FOR” approval of the compensation of our named executive officers (say-on-pay) on an advisory basis, and in the discretion of the persons voting the Shares represented by proxies if any other business properly comes before the meeting. The election of each Trustee requires the affirmative vote of the holders of at least a majority of the issued and outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting. Approval of the compensation of our named executive officers (say-on-pay) on an advisory basis will be determined by which of the two choices (yes or no) receives the most votes.

Abstentions, but not broker non-votes, will be tabulated in determining the votes present at the Annual Meeting for purposes of determining a quorum. If your Shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your uninstructed Shares only on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding Shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Brokers may not exercise their discretion to vote uninstructed Shares for the election of the Trustees or say-on-pay because these matters are not considered routine. Therefore, if your Shares are to be represented by a broker at the Annual Meeting, you must give specific instructions to your broker for your Shares to be voted on the election of the Trustees and say-on-pay. On Proposal No. 1, abstentions will have the same effect as votes against a Trustee, as each abstention will be one less vote for the Trustee nominee. Broker non-votes will have no effect on the election of Trustees. Abstentions and broker non-votes will have no effect on Proposal No. 2.

This proxy statement and the accompanying form of proxy are first being mailed to our shareholders on or about December 16, 2016. We are also mailing with this proxy statement our Annual Report to Shareholders for the fiscal year ended January 31, 2016 (“fiscal year 2016”).

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Shares, by giving notice in writing to our Secretary, or by voting your Shares in person at the Annual Meeting (but your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

3

Electronic Access to Future Proxy Materials

If you are a registered shareholder and would like to reduce the costs incurred by us in mailing proxy materials, you may consent to accessing all future shareholder communications (e.g., proxy materials, annual reports and interim communications) over the Internet instead of receiving copies in the mail. If you choose electronic access to future shareholder communications, we will discontinue mailing future shareholder communications to you but you will receive a proxy card in the mail with instructions containing the Internet address to access shareholder communications. If you provide your consent, there is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you provide your consent, it will remain in effect until you inform us otherwise. If your Shares are held through a bank, broker, trustee or another nominee, check the information provided by that entity for instructions on how to choose to access future shareholder communications over the Internet.

Election of Trustees

(Proposal No. 1 on the Proxy Card)

At the Annual Meeting, two Trustees (Leslie T. Kutasi and James F. Wirth) will stand for election as Trustees to three-year terms expiring at the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Mr. Kutasi has been a Trustee since January 31, 2013 and Mr. Wirth has been a Trustee since January 30, 1998. Both Mr. Kutasi and Mr. Wirth are standing for re-election at the Annual Meeting.

Unless a shareholder requests that a proxy be voted against either of the nominees for Trustees in accordance with the instructions set forth on the proxy card, Shares represented by proxies solicited hereby will be voted “FOR” the election of Messrs. Kutasi and Wirth as Trustees. Both nominees have consented to being named in this proxy statement and to serve if elected. Should either nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event that the Board of Trustees does not currently expect, the persons voting the Shares represented by proxies solicited hereby may vote such Shares for substitute nominee(s) in their discretion.

Our Board of Trustees currently has seven members and is divided into three classes, as follows:

●	two Trustees in the class whose terms expire at the 2018 Annual Meeting of Shareholders;

●	three Trustees in the class whose terms expire at the 2017 Annual Meeting of Shareholders; and

●	two Trustees in the class whose terms expire at the 2016 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his or her successor is duly elected and qualified. The Board of Trustees has determined that Messrs. Chase, Kutasi and Robson and Ms. Ketcherside, which constitutes a majority of the Board of Trustees, are “independent” as defined by the NYSE MKT listing standards and the rules of the Securities and Exchange Commission (the “SEC”) for the purposes of serving on the Board of Trustees and each committee of which they are members. Messrs. Berg and Wirth and Ms. Barnhill are our executive officers and are not independent. Except as described under “Certain Transactions” below, there were no transactions, relationships or arrangements in fiscal year 2016 that required review by the Board for purposes of determining Trustee independence.

We request that all of our Trustees attend our Annual Meetings of Shareholders. All Trustees were present at the 2015 Annual Meeting of Shareholders. All incumbent Trustees attended 100% of the meetings held by the Board of Trustees and the Committees on which the Trustee served during fiscal year 2016. In addition, the independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.

Our Board of Trustees recommends that you vote “FOR” the election of Mr. Kutasi and Mr. Wirth as Trustees.

4

Advisory Approval of the Compensation of our Named Executive Officers

(Proposal No. 2 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking an advisory, non-binding shareholder vote with respect to the compensation of our executive officers listed in the Summary Compensation Table in the “Compensation of Trustees and Executive Officers” section of this Proxy Statement (sometimes referred to as the “NEOs”) for fiscal year 2016, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote. At the 2013 annual meeting of shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders voted for a triennial advisory vote on executive compensation, and the Board approved this choice. The next shareholder vote on the frequency of future votes on executive compensation will occur at the 2019 annual meeting of shareholders.

Compensation for our NEOs has two main components, salary and bonus, as well as a benefits component. For fiscal year 2016, the bonus component consisted of cash bonuses. Although grants of performance-based stock options were also made in fiscal year 2016, they were subsequently cancelled, as described in the “Compensation of Trustees and Executive Officers” section of this Proxy Statement. For fiscal year 2017, our Compensation Committee has reviewed our compensation arrangements and modified our compensation program to include performance-based grants of restricted Shares, which is also described in the “Compensation of Trustees and Executive Officers” section of this Proxy Statement.

We believe that NEO compensation for the fiscal year ended January 31, 2016 was effective in retaining and motivating our NEOs to work toward our annual and long-term goals, and well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation of the named executive officers for fiscal year 2016 listed in the Summary Compensation Table in the “Compensation of Trustees and Executive Officers” section of the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Because your vote is advisory, the result will not be binding on the Board of Trustees or the Compensation Committee. Nonetheless, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our NEOs.

Our Board of Trustees recommends that you vote “FOR” the approval of the compensation of our named executive officers.

Board of Trustees and Executive Officers

Nominees, Trustees and Executive Officers

The biographies of Messrs. Kutasi and Wirth, each of the Trustees whose terms will continue after the Annual Meeting, and our current executive officers are set forth below. The information concerning our Trustee nominees, continuing Trustees and executive officers set forth below is based in part on information received from the respective Trustee nominees, continuing Trustees and executive officers and in part on our records. The information below sets forth the name, age, term of office, outside directorships and principal business experience for each Trustee nominee, continuing Trustee and executive officer of the Trust and includes the specific experience, qualifications, attributes and skills that led to the conclusion that each Trustee nominee and Trustee should serve on our Board of Trustees, in light of the Trust’s business and structure.

5

Nominees Whose Terms, if Elected, Will Expire in 2019	Age as of Record Date	Principal Occupations During Past Five Years And Directorships Held	Trustee Since

Leslie (Les) T. Kutasi(1)(2)(3)(4)	66

Founder and President of Trend-Tex International, a multi-line textile sales and marketing company, since 2000. In 1996, Mr. Kutasi founded Pacesetter Fabrics, LLC, a start-up textile importer and converter, and served as its Chief Executive Officer until 2000. Prior to that, he served as President of California Textile Sales from 1990 to 1996 and Director of Sales of Lorber Industries from 1988 to 1989. Mr. Kutasi has been a member of World Presidents Organization Inc. (WPO Arizona) since 2006.

Mr. Kutasi has more than 35 years of residential real estate and investment experience that is valuable to our Board.

			January 31, 2013

James F. Wirth	70

Chairman and Chief Executive Officer of the Trust since January 30, 1998, also serving as President of the Trust until February 1, 2012. Manager and primary owner (together with his affiliates) of Rare Earth Financial, L.L.C. and affiliated entities, owners and operators of hotels, since 1980.

Mr. Wirth has significant real estate and hotel industry experience and extensive experience with the Trust. He also has a significant investment in our Shares, which we believe provides him with a strong incentive to advance shareholder interests. In addition, Mr. Wirth has served on our Board nearly 20years.

			January 30, 1998

Trustees Whose Terms Expire in 2018

Marc E. Berg	64

Executive Vice President, Secretary and Treasurer of the Trust since February 10, 1999. Vice President – Acquisitions and Dispositions of the Trust from December 16, 1998 to February 10, 1999. Consultant to InnSuites Hotels since 1989.

Mr. Berg has in-depth familiarity with the operations of the Trust and extensive experience in property acquisitions. In addition, Mr. Berg has served on our Board nearly 20years.

			January 30, 1998

Jessie Ronnie Chase (3)	66

President and owner of Park Avenue Investments, a real estate investment firm, since 2000. From 1993 – 2003, Mr. Chase provided investor and management expertise to InnSuites Hotels, a subsidiary of the Trust.

With over 35 years of real estate investment and hospitality experience, including experience managing a variety of real estate assets, Mr. Chase brings to our Board with wide-ranging and in-depth experience in hotel management companies, technology and operations.

			December 22, 2015

6

Trustees Whose Terms Expire in 2017

Pamela J. Barnhill	42	Vice Chairperson of the Board of Trustees since March 24, 2014 and President and Chief Operating Officer of the Trust since February 1, 2012. Ms. Barnhill joined the Trust in 2002 as General Manager and progressed with the Trust through roles in revenue management, operations, sales and trademark licensing. Prior to joining the Trust, Ms. Barnhill’s career included roles with Motorola Semiconductor, Franchise Finance Corporation of America (FFCA) and Pittiglio, Rabin, Todd & McGrath (PRTM) Management Consulting. She has served as a Board Member for the Independent Lodging Industry Association since 2011. She earned a Masters of Business Administration (MBA) from Carnegie Mellon University, and a Bachelor of Arts in Economics and Mathematics cum laude with honors from the University of Arizona.	March 24, 2014

Cynthia Ketcherside(1)(2)(3)(6)	57

Ms. Ketcherside has more than 25 years of executive management experience, which has evolved from sales and marketing management positions into the position as President and Chief Executive Officer of Ms. Ketcherside’s family business, in which role she oversaw the operations and negotiated the sale of the business to a national company. Since September 2011, Ms. Ketcherside has served as Director of Business Development for Vantage Mobility International, a manufacturer of wheelchair van conversions. Prior to Vantage Mobility International, Ms. Ketcherside was the Executive Director and Chief Executive Officer of notMYkid, a non-profit organization. From January 2005 – February 2010, Ms. Ketcherside was Managing Director of JC’s Glass, a family business which was sold to IGD Industries – Safelite.

Ms. Ketcherside’s sales and marketing expertise is valuable to us in growing IBC Hotels.

			March 24, 2014

Steven S. Robson(1)(2)(3)(5)	60

Owner of Scott Homes, residential real estate developers.

Mr. Robson has strategic leadership and residential real estate development experience as well as experience in negotiating complex transactions and maintaining mission, vision and values. In addition, Mr. Robson has served on our Board for nearly 20 years.

			June 16, 1998

1	Member of the Audit Committee.
2	Member of the Compensation Committee.
3	Member of the Governance and Nominating Committee.
4	Chair of the Audit Committee.
5	Chair of the Compensation Committee.
6	Chair of the Governance and Nominating Committee.

7

Other Executive Officers

Adam B. Remis, MSIM, CPA, CISA	Chief Financial Officer of the Trust since March 18, 2013. Mr. Remis has almost 20 years of combined accounting, audit, tax and technology consulting experience. His clients have included Palm, Pioneer North America, Meritage Homes, Mesa Airlines, Choice Hotels and InnSuites. From September 2008 to March 2013, Mr. Remis served as Senior Manager at Khalsa McBrearty Accountancy, LP, where he managed financial audit and tax compliance engagements. From April 2006 to September 2008, he served as Director of Technology – Internal Audit at American Express, leading a team of auditors to review information systems and technology infrastructure controls, and from 2002 to April 2006, Mr. Remis was Engagement Manager at Jefferson Wells, where he managed Sarbanes-Oxley engagements. Prior to that, he was at Deloitte & Touche. Mr. Remis has a Master of Science in Information Management from Arizona State University and a Bachelor of Science degree in Quantitative Economic Decision Sciences from the University of California, San Diego. In February 1997, Mr. Remis became a CPA and was admitted to practice in the State of Arizona. He also holds a Certified Information Systems Auditor (CISA) certification from the Information Systems Audit and Controls Association (ISACA). Mr. Remis has previously served as President of the local Arizona chapter of ISACA and continues to serve as a member of its Board of Directors. Age: 49.

Ms. Barnhill, our Vice-Chairman of the Board, President and Chief Operating Officer, is Mr. Wirth’s daughter. There are no other family relationships that require disclosure pursuant to the SEC’s rules, and none of our Trustees, Trustee nominees or executive officers were nominated, elected or appointed to their positions pursuant to any arrangement or understanding between them and any other person.

Trustee Nominations and Qualifications

The Governance and Nominating Committee expects to identify nominees to serve as our Trustees primarily by accepting and considering the suggestions and nominee recommendations made by members of the Board of Trustees and our management and shareholders. Nominees for Trustees are evaluated based on their character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all of our shareholders, and the needs of the Board of Trustees. In accordance with its charter, the Governance and Nominating Committee discusses diversity of experience as one of many factors in identifying nominees for Trustee, but does not have a policy of assessing diversity with respect to any particular qualities or attributes. Two of the current Trustees are women but the Governance and Nominating Committee has not identified any specific attributes that the Committee would desire to diversify on the Board. In general, before evaluating any nominee, the Governance and Nominating Committee first determines the need for additional Trustees to fill vacancies or expand the size of the Board of Trustees and the likelihood that a nominee can satisfy the evaluation criteria. The Governance and Nominating Committee would expect to re-nominate incumbent Trustees who have served well on the Board of Trustees and express an interest in continuing to serve. Our Board of Trustees is satisfied that the backgrounds and qualifications of our Trustees, considered as a group, provide a mix of experience, knowledge and abilities that allows our Board to fulfill its responsibilities.

The Governance and Nominating Committee will consider shareholder recommendations for Trustee nominees. A shareholder who wishes to suggest a Trustee nominee for consideration by the Governance and Nominating Committee should send a resume of the nominee’s business experience and background to Ms. Ketcherside, Chairperson of the Governance and Nominating Committee, InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Trustees Nominee.”

Leadership Structure of the Board of Trustees

Mr. Wirth, our Chief Executive Officer, currently serves as Chairman of the Board, and Ms. Barnhill, our President and Chief Operating Officer, serves as Vice Chairperson of the Board. Our Second Amended and Restated Declaration of Trust, as amended, provides that the Trustees shall annually elect a Chairman who shall be the principal officer of the Trust. Mr. Wirth has served as Chairman of our Board of Trustees and our Chief Executive Officer since January 30, 1998. Our Board of Trustees has determined that the Trust has been well-served by this structure of combined Chairman and Chief Executive Officer positions and that this structure facilitates strong and clear leadership, with a single person setting the tone of the organization and having the ultimate responsibility for all of the Trust’s operating and strategic functions, thus providing unified leadership and direction for the Board of Trustees and the Trust’s executive management. Our Chairman also has a significant investment in our Shares, which we believe provides him with a strong incentive to advance shareholder interests.

8

As a result of the Board’s ongoing efforts around Board succession planning and effectiveness, in March 2014, the Board appointed Ms. Barnhill to the newly created position of Vice Chairperson of the Board. In this role, Ms. Barnhill presides over Board meetings in the event that the Chairman is not present. Ms. Barnhill also participates in the Board and committee agenda review process, as well as in the Board’s efforts regarding overall Board effectiveness and Board succession planning. As President and Chief Operating Officer of the Trust and leading the IBC Hotels efforts, Ms. Barnhill brings a unique perspective to the Board. We recognize that our Board leadership structure is somewhat unique but we believe that it is the right structure for the Trust at this time.

The Trust does not have a lead independent Trustee, but receives strong leadership from all of its members. Our Board Committees consist of only independent members, and our independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management. In addition, our Trustees take active and substantial roles in the activities of our Board of Trustees at the full Board meetings. Our Trustees are able to propose items for Board meeting agendas, and the Board’s meetings include time for discussion of items not on the formal agenda. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent trustee, facilitates a greater sense of responsibility among our Trustees and facilitates active and effective oversight by the independent Trustees of the Trust’s operations and strategic initiatives, including any risks.

The Board’s Role in Risk Oversight

Our management devotes significant attention to risk management, and our Board of Trustees is engaged in the oversight of this activity, both at the full Board and at the Board Committee level. The Board’s role in risk oversight does not affect the Board’s leadership structure. However, our Board’s leadership structure supports such risk oversight by combining the Chairman position with the Chief Executive Officer position (the person with primary corporate responsibility for risk management).

Our Board’s role in the Trust’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board of Trustees requires management to report to the full Board (or an appropriate Committee) on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management. The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. In addition, pursuant to its charter, the Audit Committee is tasked with reviewing with the Trust’s counsel major litigation risks as well as compliance with applicable laws and regulations, discussing with management its procedures for monitoring compliance with the Trust’s code of conduct, and discussing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust.

Our Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational, and financial initiatives and its oversight of management’s implementation of those initiatives. The Board periodically reviews with management its strategies, techniques, policies, and procedures designed to manage these risks. Under the overall supervision of our Board, management has implemented a variety of processes, procedures, and controls to address these risks.

Communications with the Board of Trustees

Shareholders and other interested parties who wish to communicate with the Board of Trustees or any individual member thereof may do so by writing to the Secretary, InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is an “Interested Party-Board of Trustees Communication.” The Secretary will review all such correspondence and regularly forward to the Board of Trustees a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Trustees or Committees thereof or that he otherwise determines requires their attention. Trustees may at any time review a log of all correspondence received by us that is addressed to members of the Board of Trustees and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our accounting department and handled in accordance with procedures established by the Audit Committee for such matters.

9

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions. We have posted our Code of Ethics on our website at www.innsuitestrust.com. We intend to satisfy all SEC and NYSE MKT disclosure requirements regarding any amendment to, or waiver of, the Code of Ethics relating to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website unless the NYSE MKT requires a Form 8-K. In addition, we have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and Trustees. It is also available on our website at www.innsuitestrust.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Trustees, executive officers and beneficial holders of more than 10% of our Shares to file with the SEC initial reports of ownership and reports of subsequent changes in ownership. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file.

Mr. Wirth’s Form 4 filed on December 2, 2015 reporting a purchase by Rare Earth, Mr. Chase’s Form 4 filed on December 29, 2016 reporting grants of restricted Shares as Trustee compensation, and Mr. Berg’s Form 4 filed on May 17, 2016 reporting a purchase were inadvertently filed untimely. The Form 4 filed on December 28, 2015 by Mr. Pelegrin, whose term as a director ended on December 22, 2015 at the 2015 annual meeting, reporting a grant of restricted Shares was also inadvertently filed untimely.

Based solely on our review of the copies of such forms (and amendments thereto) furnished to us, we believe that all our Trustees, executive officers and holders of more than 10% of the Shares complied with all Section 16(a) filing requirements during the fiscal year ended January 31, 2016, except as set forth above.

Board Committees

All incumbent Trustees attended 100% of the aggregate number of meetings held by the Board of Trustees and the Committees on which the Trustee served during fiscal year 2016. The Board of Trustees met six times during the fiscal year ended January 31, 2016. The independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including reviewing the scope and results of audit and non-audit services. The Audit Committee also reviews internal accounting controls and assesses the independence of our auditors. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding accounting or auditing matters. The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Audit Committee met four times during fiscal year 2016.

All members of the Audit Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE MKT’s listing standards. The Board of Trustees has determined that Mr. Kutasi, a member and the chairman of our Audit Committee, qualifies as an “audit committee financial expert” under applicable SEC rules. We have posted our Amended and Restated Audit Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

Audit Committee Report

The Audit Committee of the Board of Trustees has reviewed and discussed the audited financial statements included in the Trust’s Annual Report on Form 10-K for the fiscal years ended January 31, 2016 and 2015 with the management of the Trust. In addition, the Audit Committee has discussed with Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall & Company”), the independent registered public accounting firm of the Trust, the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received and reviewed the written disclosures and the letter from Hall & Company required by the applicable requirements of the Public Company Accounting Oversight Board regarding Hall & Company’s communications with the Audit Committee concerning independence, and has discussed with Hall & Company its independence from the Trust, including the compatibility of any non-audit services with Hall & Company’s independence. The Audit Committee has also pre-approved the fees to be charged to the Trust by its independent auditors for audit services.

10

Based on the foregoing, the Audit Committee recommended to the Board of Trustees that such audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 that was filed with the Securities and Exchange Commission.

By the Audit Committee of the Board of Trustees:

Les T. Kutasi, Chairman

Steven S. Robson

Cynthia Ketcherside

Compensation Committee

The Compensation Committee has the responsibility of determining the compensation of the Chief Executive Officer and all of our other officers, advising the Board of Trustees on the adoption and administration of employee benefit and compensation plans and administering our 1997 Stock Incentive and Option Plan. A description of the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation is included in this proxy statement under “Compensation of Trustees and Executive Officers – Executive Compensation Overview.” The Compensation Committee met twice during the fiscal year ended January 31, 2016.

All members of the Compensation Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE MKT’s listing standards. We have posted our Amended and Restated Compensation Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

By the Compensation Committee of the Board of Trustees:

Steven S. Robson, Chairman

Les T. Kutasi

Cynthia Ketcherside

Governance and Nominating Committee

The Governance and Nominating Committee has the responsibility of screening and nominating candidates for election as Trustees and recommending Committee members for appointment by the Board of Trustees. See “Board of Trustees and Executive Officers – Trustee Nominations and Qualifications” above for more information on how shareholders can nominate Trustee candidates, as well as information regarding how Trustee candidates are identified and evaluated. The Governance and Nominating Committee also advises the Board of Trustees with respect to governance issues and trusteeship practices, including determining whether Trustee candidates and current Trustees meet the criteria for independence required by the NYSE MKT and the SEC. The Governance and Nominating Committee met once during the fiscal year ended January 31, 2016.

All members of the Governance and Nominating Committee are “independent,” as such term is defined by the SEC’s rules and NYSE MKT listing standards. We have posted our Governance and Nominating Committee Charter on our Internet website at www.innsuitestrust.com. Information on our website is not part of this proxy statement.

By the Governance and Nominating Committee of the Board of Trustees:

Cynthia Ketcherside, Chairperson

Les T. Kutasi

Steven S. Robson
Jessie Ronnie Chase

11

Compensation of Trustees and Executive Officers

The following overview relates to the compensation of our executive officers listed in the Summary Compensation Table set forth below during fiscal year 2016. Our executive officers are James F. Wirth, Chairman of the Board and Chief Executive Officer, Pamela J. Barnhill, President, Chief Operating Officer, Vice Chairperson, and Trustee, Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee, and Adam B. Remis, Chief Financial Officer (referred to below as our “executive officers”).

Overview of the Compensation Committee

The Compensation Committee of the Board of Trustees currently consists of three independent Trustees. The Committee sets the principles and strategies that serve to guide the design of the compensation programs for our executive officers. The Committee annually evaluates the performance of our executive officers. Taking into consideration the factors set forth below, the Committee then approves their compensation levels, including any bonuses. The Committee does not use an independent compensation consultant to assist it with its responsibilities. The Committee does consider input from the Chief Executive Officer when determining compensation for the other executive officers.

Compensation Philosophy and Objectives

Under the supervision of the Compensation Committee, we have developed and implemented compensation policies, plans and programs that seek to enhance our ability to recruit and retain qualified management and other personnel. In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual’s contribution to the Trust. The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial, incentives.

Compensation for our executive officers has two main components, salary and bonus, as well as a benefits component. A base salary is a fixed compensation component subject to annual adjustment and review, if appropriate, that is designed to attract, retain, and motivate our executive officers and to align their compensation with market practices.. As discussed below, for fiscal year 2016, the bonus component consisted of performance-based cash bonuses, additional discretionary cash bonuses to Mr. Berg for his efforts related to refinances of certain properties, and grants of performance-based stock options that were intended to incentivize the growth of our IBC Hotels segment. Our executive officers did not actually receive any shares pursuant to their stock option grants as we determined that the cost of the stock options would have been too high to the Trust due to required accounting charges and worked with our executive officers to rescind the grants, with all of our executive officers voluntarily surrendering their stock options to the Trust, without any consideration, in fiscal year 2017.

Our compensation program does not rely to any significant extent on broad-based benefits or perquisites. The benefits offered to our executive officers are those that are offered to all of our full-time employees. We do not offer our executive officers any perquisites.

Our management and the Compensation Committee work in a cooperative fashion. Management advises the Compensation Committee on compensation developments, compensation packages and our overall compensation program. The Compensation Committee then reviews, modifies, if necessary, and approves the compensation packages for our executive officers.

Elements of Compensation

In setting the compensation for each executive officer, the Compensation Committee considers (i) the responsibility and authority of each position relative to other positions within the Trust, (ii) the individual performance of each executive officer, (iii) the experience and skills of the executive officer, and (iv) the importance of the executive officer to the Trust.

12

Base Salary and Discretionary Cash Bonuses

Fiscal Year 2016

We pay base salaries to our executive officers in order to provide a level of assured compensation reflecting an estimate of the value in the employment market of the executive officer’s skills, the demands of his or her position and the relative size of the Trust. In establishing base salaries for our executive officers, the Compensation Committee considers our overall performance and the performance of each individual executive officer, as well as market forces and other general factors believed to be relevant, including time between salary increases, promotion, expansion of responsibilities, advancement potential, and the execution of special or difficult projects. Additionally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions among the executive officers, including between the Chief Executive Officer and the Chief Financial Officer and among the other executive officers. Although the Compensation Committee considers our financial performance, there is no specific relationship between achieving or failing to achieve budgeted estimates, the performance of our Shares or our financial performance and the annual salaries determined by the Compensation Committee for any of our executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination based upon the experience of its members and the recommendations of our management.

Based upon a review of Mr. Wirth’s performance and upon the recommendation of the Compensation Committee, for fiscal years 2016 and 2015, Mr. Wirth’s annual base salary remained set at $153,000. The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth. The Compensation Committee does consider Mr. Wirth’s substantial Share ownership when setting his base salary. During fiscal years in 2016 and 2015, Mr. Wirth voluntarily reduced his salary to $71,538 and $68,309, respectively, in both cases by reducing the number of hours worked per year.

For fiscal year 2016, Ms. Barnhill’s responsibilities included continued efforts to expand hotel operations, including continued emphasis on revenue management, cost control and all areas of marketing, including Internet marketing. Ms. Barnhill’s salary was set at $120,000 for fiscal year 2015 and fiscal year 2016. During fiscal year 2015, Ms. Barnhill received a $3,400 discretionary bonus which was paid during the fiscal year ending January 31, 2015, but was earned during the prior fiscal year.

During fiscal years 2016 and 2015, Mr. Remis received a salary of $139,000. During fiscal year 2015, Mr. Remis also received a $3,000 first fiscal year bonus and an additional $3,400 discretionary bonus approved by the Compensation Committee for services rendered over and beyond his normal scope of duties such as preparing tax returns on behalf of the Trust.

During fiscal years 2016 and 2015, the Compensation Committee kept Mr. Berg’s base salary at $98,000, which Mr. Berg voluntarily reduced to $60,308 and $58,612, respectively, by reducing the number of hours worked per year. During fiscal years 2016 and 2015, Mr. Berg received amounts of $28,750 and $25,500, respectively, as discretionary bonuses for successfully negotiating refinances of our properties, with the specific amounts negotiated by our Chief Executive Officer with Mr. Berg and approved by the Compensation Committee. In addition, during fiscal year 2015, Mr. Berg’s related party Berg Investment Advisors was compensated $10,000 for successfully negotiating refinances of our properties, of which $7,000 was paid to Berg Investment Advisors during fiscal year 2015, with the remainder paid during the first fiscal quarter of fiscal year 2016. The Compensation Committee did not award any other discretionary bonuses in fiscal year 2016.

Fiscal Year 2017

On February 22, 2016, the Compensation Committee approved salary increases for our executive officers, effective as of February 1, 2016. The Committee increased Ms. Barnhill’s annual base salary from $120,000 to $150,000, Mr. Berg’s annual base salary from $98,000 to $102,000, and Mr. Remis’s annual base salary from $139,000 to $147,500.

Performance-Based Compensation

Fiscal Year 2016 – Performance-Based Cash Bonuses

Our executive officers are eligible to receive cash bonuses under the General Manager Bonus Plan equal to 15% of the aggregate cash bonuses received by the general managers of all our hotels, regardless of region. The general managers receive a bonus based on the achievement of budgeted gross operating profit (total revenues less operating expenses) (“GOP”) at their hotel on a quarterly and annual basis. Under the plan, if the hotel’s actual quarterly and annual GOP exceeds the budgeted GOP, each general manager is eligible for a potential maximum annual bonus of $20,000, consisting of a potential maximum quarterly bonus of $2,000 per quarter, a potential maximum year-end bonus of $12,000, a risk management bonus of $1,000 and a discretionary excellent property score inspection from Best Western of $1,000.

13

Quarterly General Manager GOP Bonus Potential:

Description (whichever is greatest)	Cash Bonus
Meeting and/or beating last year quarter GOP $	$500
Achieving 100% of Budget Quarterly GOP	$800
Achieving 103% of Budget Quarterly GOP	$1,400
Achieving 106% of Budget Quarterly GOP	$2,000

Year-End General Manager GOP Bonus Potential:

Description (whichever is greatest)	Cash Bonus
Meeting and/or beating last year	$5,000
Achieving 100% of Budget Annual GOP	$7,000
Achieving 103% of Budget Annual GOP	$9,000
Achieving 106% of Budget Annual GOP	$10,000

Risk Management Bonus Potential:

Description
Achieving less than $5,000 of Workers Compensation Claims	$250
Achieving less than $2,500 of Workers Compensation Claims	$500
Achieving Accident Free Year	$1,000

In fiscal year 2016, each of our executive officers received an annual cash bonus equal to 15% of the aggregate cash bonuses received by the general managers of all of our hotels, regardless of region. The general manager aggregate cash bonuses for fiscal year 2016 were as follows:

Period	GM Aggregate Cash Bonus
First Quarter	$6,500
Second Quarter	$4,000
Third Quarter	$3,900
Fourth Quarter	$3,500
Year End	$25,000

Accordingly, each of our executive officers received a cash bonus of $6,435 for fiscal year 2016, $3,775 of which was paid during fiscal year 2017.

Fiscal Year 2016 – Performance-Based Stock Options

Effective February 5, 2015, our Board of Trustees adopted, subject to shareholder approval, the InnSuites Hospitality Trust 2015 Equity Incentive Plan (the “2015 Plan”), under which up to 1,600,000 Shares of Beneficial Interest of the Trust were authorized to be issued pursuant to grants of stock options and other awards. The purpose of the 2015 Plan and the awards described below was to promote the interests of the Trust and its shareholders by providing certain employees and members of the Board of Trustees, who are largely responsible for the management and growth of the subsidiary of the Trust, IBC Hotels, LLC (“IBC Hotels”), with incentives and rewards to encourage them to continue in the service of the Trust.

Our executive officers did not actually receive any shares pursuant to the stock option grants described below, as we determined that the cost of the stock options would have been too high to the Trust due to required accounting charges and worked with our executive officers to rescind the grants, with all of our executive officers voluntarily surrendering their stock options to the Trust, without any consideration, in fiscal year 2017.

14

On February 5, 2015, pursuant to the 2015 Plan, our Board of Trustees granted to Ms. Barnhill four-year options to purchase 1,000,000 Shares of Beneficial Interest of the Trust at an exercise price of $3.50 per Share, which were to be exercisable to the extent the options vested and GAAP pre-tax profits of IBC Hotels were greater than or equal to the performance objectives described in Ms. Barnhill’s stock option agreement and set forth below. The Compensation Committee determined to grant these options to Ms. Barnhill as she was leading our IBC Hotels efforts and if our stock price significantly exceeded the exercise price, we believed that it would be based on the IBC Hotels success. The options were to vest in one-third instalments on May 17, 2016, February 5, 2017 and February 5, 2018, subject to the achievement of performance objectives of the GAAP pre-tax profits of IBC Hotels being equal to or in excess of $60,000 for the fiscal year ended January 31, 2016, $200,000 for the fiscal year ending January 31, 2017, and $400,000 for the fiscal year ending January 31, 2018. The options were subject to shareholder approval of the 2015 Plan.

On April 24, 2015, pursuant to the 2015 Plan, our Board of Trustees granted to each of Mr. Wirth, Mr. Berg, and Mr. Remis four-year options to purchase of 60,000 Shares of Beneficial Interest of the Trust at an exercise price of $3.50 per Share, which were to be exercisable to the extent the options vested and GAAP pre-tax profits of IBC Hotels were greater than or equal to the performance objectives described above and in the respective stock option agreements. The Compensation Committee based the number of options granted to each of these executive officers on the combination of their length of employment with us and their direct involvement in IBC Hotels. These options had the same terms as Ms. Barnhill’s option described above and were subject to shareholder approval of the 2015 Plan.

The 2015 Plan was terminated and not presented for shareholder approval, as we determined that the cost of the stock options would have been too high to the Trust due to required accounting charges, and all the option awards described above were cancelled, as described above.

Fiscal Year 2017 – Short-Term Cash and Equity Bonus Program

To incentivizee our executive officers to get hotel operations off to a strong start for the fiscal year ending January 31, 2017 (also referred to as “fiscal year 2017”), the Compensation Committee adopted an incentive bonus program for our executive officers based on the targeted gross operating profit (i.e., total revenues less operating expenses) (the “Target GOP”) for February 2016 and March 2016, the first two months of fiscal year 2017. The program provided that if the Target GOP were achieved or exceeded, each executive officer would be entitled to a bonus consisting of cash and Shares of Beneficial Interest of the Trust in the amounts set forth below:

Executive Officer	Cash	Equity
Pamela J. Barnhill	$10,000	10,000 Shares of Beneficial Interest
Marc E. Berg	$2,500	2,500 Shares of Beneficial Interest
Adam B. Remis	$5,000	5,000 Shares of Beneficial Interest

[The Target GOP for February 2016 and March 2016 was achieved, and the bonuses to our executive officers pursuant to this program will be reflected in our proxy statement next year.]

Fiscal Year 2017 – Full Year Cash and Equity Bonus Program

The Compensation Committee also adopted an incentive bonus program for our executive officers for the full fiscal year ending January 31, 2017 (the “2017 Fiscal Year Bonus Program”). Under the 2017 Fiscal Year Bonus Program, an executive officer will be entitled to receive a bonus consisting of cash and Shares of Beneficial Interest of the Trust in the maximum amounts set forth below upon the achievement by the executive officer of performance-based objectives, which include revenue, gross operating profit and strategy for the hotel and IBC/IVH divisions.

Executive Officer	Cash	Equity
Pamela J. Barnhill	$25,000	10,000 Shares of Beneficial Interest
Marc E. Berg	$5,000	2,500 Shares of Beneficial Interest
Adam B. Remis	$10,000	5,000 Shares of Beneficial Interest

15

The Shares of Beneficial Interest to be issued pursuant to these incentive programs are expected to be granted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life insurance and a 401(k) plan. We also have a mandatory matching contribution for our 401(k) plan. We do not have a pension plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as our other employees.

Fiscal Year 2016 Summary Compensation Table

The table below shows individual compensation information paid to our executive officers for our fiscal years ended January 31, 2016 and 2015:

Name and	Fiscal	Salary	Discretionary Bonus		Non-Equity Incentive Plan Compensation	All Other Compensation		Total (5)
Principal Position(1)	Year	($)	($)		($)	($)(1)		($)

James F. Wirth,	2016	$71,538	$0		$6,435	$1,473	(2)	$79,446
Chief Executive Officer	2015	$68,309	$0		$1,875	$500		$70,684

Adam B. Remis,	2016	$139,000	$0		$6,435	$500		$145,935
Chief Financial Officer	2015	$139,000	$6,400	(4)	$1,875	$500		$147,775

Marc E. Berg,	2016	$60,308	$28,750		$6,435	$7,000	(3)	$102,993
Executive Vice President	2015	$58,612	$25,500		$1,875	$3,000	(3)	$89,487

Pamela J. Barnhill,	2016	$120,000	$0		$6,435	$$3,745	(2)	$130,180
Vice Chairperson, President and Chief Operating Officer	2015	$120,000	$3,400		$1,875	$11,707	(2)	$136,982

(1)       Matching contributions made under our 401(k) plan to our executive officers with a maximum of $500 per calendar year are included in all other compensation.

(2)       Ms. Barnhill and Mr. Wirth were the account name holders for the Trust’s corporate purchase cards, as described in the “Certain Transactions” section below. The corporate purchase cards provide American Express Membership Rewards to Ms. Barnhill and Mr. Wirth. For the fiscal years ended January 31, 2016 and 2015, Ms. Barnhill received 324,463 and 1,120,758 American Express Membership Rewards, respectively, with an estimated value of $3,245 and $11,207, respectively, which amounts are included in all other compensation. Mr. Wirth opened his American express purchase card in March 2015 and for the fiscal year ending January 31, 2016 and received 97,278 American Express Membership rewards with an estimated value of $973.

(3)        In addition to the employer 401(k) match provided to all eligible Trust employees, Mr. Berg, through his Berg Investment Advisors company, was compensated $10,000 for additional consultation services rendered by Mr. Berg, of which $7,000 was paid during fiscal year 2015 and $3,000 was paid during fiscal year 2016.

(4)        Mr. Remis received a $3,000 first year fiscal year bonus and an additional $3,400 discretionary bonus approved by the Compensation Committee for services rendered over and beyond his normal scope of duties.

(5)       The Summary Compensation Table does not include grants of performance-based stock options granted to our executive officers in fiscal year 2016: (i) stock options to purchase 60,000 Shares of Beneficial Interest granted to Mr. Wirth on April 24, 2015; (ii) stock options to purchase 60,000 Shares of Beneficial Interest granted to Mr. Remis on April 24, 2015; (iii) stock options to purchase 60,000 Shares of Beneficial Interest granted to Mr. Berg on April 24, 2015; and (iv) stock options to purchase 1,000,000 Shares of Beneficial Interest granted to Ms. Barnhill on February 5, 2015. As described above, our executive officers did not actually receive any shares pursuant to these stock option grants, as we determined that the cost of the stock options would have been too high to the Trust due to required accounting charges and worked with our executive officers to rescind the grants, with all of our executive officers voluntarily surrendering their stock options to the Trust, without any consideration, in fiscal year 2017. The aggregate grant date fair value of these options based upon the probable outcome of the achievement of performance conditions and assuming that the highest level of performance conditions would be achieved was not computed in accordance with FASB ASC Topic 718 for the purposes of the Summary Compensation Table due to unreasonable efforts and expense. Consistent with ASC 718-10-55-10, compensation cost associated with issuance of these options has not been recognized as shareholder approval is not perfunctory. For stock option grants during fiscal year 2016, see Note 26 to our Consolidated Financial Statements - “Stock Options” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

16

During fiscal years 2016 and 2015, we did not issue any Shares to our executive officers and did not grant any stock options or any other equity-based awards. None of our executive officers owned any stock options, or had any outstanding unvested Shares, as of January 31, 2016. A total of 1,434,500 stock options were granted during the first quarter of fiscal year 2016 subject to shareholder approval which has not occurred yet and may not occur depending upon Managements’ evaluation of the accounting and legal implications of the 2015 Plan. Consistent with ASC 718-10-55-10, compensation cost associated with issuance of these options has not been recognized as shareholder approval is not perfunctory. For stock option grants during fiscal year 2016 and additional information about our stock option plan, see Note 26 to our Consolidated Financial Statements - “Stock Options.”

The following table sets forth information concerning outstanding equity awards for each of our executive officers as of the end of the last completed fiscal year.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James F. Wirth	–	–	60,000	$3.50	(1)	–	–	–	–
Adam B. Remis	–	–	60,000	$3.50	(1)	–	–	–	–
Marc E. Berg	–	–	60,000	$3.50	(1)	–	–	–	–
Pamela J. Barnhill	–	–	1,000,000	$3.50	(1)	–	–	–	–

(1)	For discussion regarding these options, see footnote 6 to the Summary Compensation Table and the section titled “Fiscal Year 2017 – Performance-Based Options” in this proxy statement.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers and Trustees. The agreements provide for indemnification against all liabilities and expenses reasonably incurred by an officer or Trustee in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust. There is no indemnification for any matter as to which an officer or Trustee is adjudicated to have acted in bad faith, with willful misconduct or reckless disregard of his or her duties, with gross negligence, or not in good faith in the reasonable belief that his or her action was in our best interests. We may advance payments in connection with indemnification under the agreements. The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.

17

Potential Payments Upon Change in Control

We do not have employment agreements with our executive officers. Upon a change in control, our 1997 Stock Incentive and Option Plan provides for the acceleration of vesting of restricted Shares. However, if a change in control had occurred on January 31, 2016, none of our executive officers would have received any payment under the Plan upon a change in control because none had any awards outstanding under our 1997 Stock Incentive and Option Plan as of that date.

Fiscal Year 2016 Trustee Compensation

The table below shows individual compensation information for our non-employee Trustees for our fiscal year ended January 31, 2016. Compensation information for Messrs. Wirth and Berg and Ms. Barnhill, who do not receive additional compensation for their service as Trustees, is included in the Summary Compensation Table above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($) (3)
Cynthia Ketcherside	$0	$16,320	$16,320
Leslie T. Kutasi	$0	$16,320	$16,320
Larry Pelegrin (2)	$0	$14,533	$14,533
Steven S. Robson	$0	$16,320	$16,320
JR Chase (2)	$0	$1,787	$1,787

(1)	The dollar amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted Shares computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of assumptions we made in valuing restricted Shares, see Note 2, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the notes to our consolidated financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended January 31, 2016 and 2015. The Stock Awards were based on a stock price of $2.72, which was the closing price of the Trust’s Shares of Beneficial Interest as of February 1, 2015.

(2)	Larry Pelegrin’s term on our Board of Trustees ended at the 2015 Annual Meeting, which occurred on December 22, 2015. JR Chase was elected as a new Trustee during our 2015 Annual Meeting. Mr. Pelegrin and Mr. Chase were paid a pro-rata amount of stock based on their service during fiscal year 2016.

(3)	On April 24, 2015, pursuant to the 2015 Plan (which has since been terminated), the Board of Trustees granted to each of our [non-employee] Trustees who were expected to continue to serve on the Board of Trustees through the vesting period (that is, all Trustees listed in the table above other than Mr. Pelegrin), options to purchase 10,000 Shares of Beneficial Interest of the Trust. Vesting terms depended upon successful completion of performance goals over a three year period. The options were subject to shareholder approval of the 2015 Plan. The Trustee Compensation Table does not include these options. As described above, our Trustees did not actually receive any shares pursuant to these stock option grants, as we determined that the cost of the stock options would have been too high to the Trust due to required accounting charges, and our Compensation Committee rescinded the grants (without any consideration to our Trustees) in fiscal year 2017. The aggregate grant date fair value of these options was not computed in accordance with FASB ASC Topic 718 for the purposes of the Trustee Compensation Table due to unreasonable efforts and expense. Consistent with ASC 718-10-55-10, compensation cost associated with issuance of these options has not been recognized as shareholder approval is not perfunctory. For stock option grants during fiscal year 2016, see Note 26 to our Consolidated Financial Statements - “Stock Options” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2016. The Option Awards were valued as $0 as required shareholder approval will not occur and therefore Option Award amounts are not included in the Trustee Compensation table listed above.

We compensate our non-employee Trustees for their services through grants of restricted Shares. The aggregate grant date fair value of these Shares is shown in the table above. These restricted Shares vested in equal monthly amounts during our fiscal year 2016. As compensation for our fiscal year 2016, on February 5, 2015, the Board of Trustees granted 6,000 restricted Shares (with the aggregate grant date fair value of $16,320 per grant) to each of Messrs. Kutasi and Robson and Ms. Ketcherside, and 3,000 restricted Shares (with the aggregate grant fair value of $8,040) to Mr. Pelegrin, which Shares vested in equal monthly amounts during our fiscal year ended January 31, 2016. During our compensation committee meeting on December 22, 2015, Mr. Pelegrin was awarded an additional 2,343 Shares with the aggregate grant fair value of $5,060 and Mr. Chase was awarded 657 Shares with the aggregate grant fair value of $1,419 for their service to the Board for the remaining part of fiscal year 2016. Shares were granted and vest over a twelve month period evenly during our fiscal year. As of January 31, 2016, Messrs. Kutasi, Pelegrin and Robson and Ms. Ketcherside did not hold any unvested Shares, and all of our non-employee Trustees [other than Mr. Pelegrin] held options to purchase 10,000 Shares, which grants have subsequently been rescinded, as described above.

We do not pay our Trustees an annual cash retainer, per meeting fees or additional compensation for serving on a Committee or as a Committee Chair.

18

Certain Transactions

Management and Licensing Agreements

The Trust directly manages the Trust’s four hotels (the “Hotels”) through the Trust’s wholly-owned subsidiary, InnSuites Hotels. Under the management agreements, InnSuites Hotels manages the daily operations of the Hotels and the two hotels owned by affiliates of Mr. Wirth (after the sale of the hotel in Fort Worth, Texas, which was owned by affiliates of Mr. Wirth, managed by InnSuites Hotels, and sold to an independent third party during April 2015). All Trust managed Hotel expenses, revenues and reimbursements among the Trust, InnSuites Hotels and the Partnership have been eliminated in consolidation. For fiscal years 2016 and 2015, the management fees for the Hotels and the hotels owned by Mr. Wirth were 3% of room revenue and a monthly accounting fee of $2,000 per hotel. These agreements have no expiration date and may be cancelled by either party with 90-days written notice in the event the property changes ownership. In fiscal years 2016 and 2015, InnSuites Hotels received aggregate fees of $221,866 and $278,208, respectively, for management of the hotels owned by affiliates of Mr. Wirth. Effective May 1, 2016, the management fees for Mr. Wirth’s hotels were increased to 5% of room revenues instead of 3% of room revenues. The accounting fees remained constant at $2,000 per month per property. For the nine month period ended October 31, 2016, InnSuites Hotels received aggregate fees of $208,256 for management of the hotels owned by affiliates of Mr. Wirth.

The Trust also provides the use of the “InnSuites” trademark to the Hotels and the hotels owned by affiliates of Mr. Wirth through the Trust’s wholly-owned subsidiary, InnSuites Hotels, at no additional charge.

Restructuring Agreements

Albuquerque Suite Hospitality Restructuring Agreement

On July 22, 2010, the Board of Trustees unanimously approved, with Mr. Wirth abstaining, for the Partnership to enter into an agreement with Rare Earth Financial, LLC (“Rare Earth”), an affiliate of Mr. Wirth, to sell units in Albuquerque Suite Hospitality, LLC (the “Albuquerque entity”), which owns and operates the Albuquerque, New Mexico hotel property. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase at least 49% of the membership interests in the Albuquerque entity and the parties agreed to restructure the operating agreement of the Albuquerque entity. A total of 400 units were available for sale for $10,000 per unit, with a two-unit minimum subscription. On September 24, 2010, the parties revised the Amended and Restated Operating Agreement to name Rare Earth as the administrative member of the Albuquerque entity in charge of the day-to-day management.

On December 9, 2013, the Trust entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Albuquerque entity for $10,000 per unit. Under the updated restructuring agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 150 (and potentially up to 190 if the overallotment is exercised) units. Under the terms of the updated restructuring agreement, the Trust agreed to hold at least 50.1% of the outstanding units in the Albuquerque entity, on a post-transaction basis, and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on December 9, 2013. The units in the Albuquerque entity are allocated to three classes with differing cumulative discretionary priority distribution rights through December 31, 2015. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Albuquerque entity. Priority distributions of $700 per unit per year were cumulative until December 31, 2015; however, after December 31, 2015 Class A unit holders continued to hold a preference on distributions over Class B and Class C unit holders.

19

The agreements provided that if certain triggering events related to the Albuquerque entity occured prior to the payment of all accumulated distributions to its members, such accumulated distributions would be paid out of any proceeds of the event before general distribution of the proceeds to the members. In the event that funds generated from a triggering event were insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members would participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors received their initial capital plus a 7% per annum simple return, any additional profits would be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Albuquerque entity following the December 31, 2013 restructuring. InnSuites Hotels continues to provide management, licensing and reservation services to the Albuquerque, New Mexico property.

During the fiscal year ended January 31, 2016, there were 2 Class A units of the Albuquerque entity sold, of which all were entirely purchased from Rare Earth at $10,000 per unit. As of January 31, 2016, the Trust held a 50.91% ownership interest, or 279 Class B units, in the Albuquerque entity, Mr. Wirth and his affiliates held a 0.18% interest, or 1 Class C unit, and other parties held a 48.91% interest, or 268 Class A units. As of January 31, 2016, the Albuquerque entity had discretionary Priority Return payments to unrelated unit holders of approximately $188,000, to the Trust of approximately $195,000, and to Mr. Wirth and his affiliates of approximately $1,000 per year payable quarterly for calendar year 2016.

During the nine months ended October 31, 2016, there were no Class A, B or C units of the Albuquerque entity sold. As of October 31, 2016 and January 31, 2016, the Trust held a 50.91% ownership interest, or 279 Class B units, in the Albuquerque entity, Mr. Wirth and his affiliates held a 0.18% interest, or 1 Class C unit, and other third parties held a 48.91% interest, or 268 Class A units.

As of February 1, 2016, the Trust no longer accrues for the distributions described above as the preference period generally has expired. During the nine months ended October 31, 2016, the priority distributions were paid for the six months ended July 31, 2016 and no priority distributions were accrued for the three months ended October 31, 2016.

Tucson Hospitality Properties Restructuring Agreement

On February 17, 2011, the Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Tucson Hospitality Properties, LP (the “Tucson entity”), which operates the Tucson Oracle hotel property, then wholly-owned by the Partnership. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 41% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Tucson entity. The Board of Trustees approved this restructuring on January 31, 2011.

On October 1, 2013, the Partnership entered into an updated restructured limited partnership agreement with Rare Earth to allow for the sale of additional interest units in the Tucson entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 160 (and potentially up to 200 if the overallotment is exercised) units. Under the terms of the updated restructuring agreement, the Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis, and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on September 14, 2013. The limited partnership interests in the Tucson entity are allocated to three classes with differing cumulative discretionary priority distribution rights through June 30, 2016. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Tucson entity. Priority distributions of $700 per unit per year were cumulative until June 30, 2016; however, after June 30, 2016 Class A unit holders continued to hold a preference on distributions over Class B and Class C unit holders.

The agreements provided that if certain triggering events related to the Tucson entity occured prior to the payment of all accumulated distributions to its members, such accumulated distributions would be paid out of any proceeds of the event before general distribution of the proceeds to the members. In the event that funds generated from a triggering event were insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members would participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors received their initial capital plus a 7% per annum simple return, any additional profits would be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth also received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Tucson entity following the October 1, 2013 restructuring. InnSuites Hotels continues to provide management, licensing and reservation services to the Tucson, Arizona property.

20

During the fiscal year ended January 31, 2016, there were 5 Class A units of the Tucson entity sold, of which all were entirely purchased from Rare Earth at $10,000 per unit. As of January 31, 2016, the Partnership held a 51.01% ownership interest, or 404 Class B units, in the Tucson entity, Mr. Wirth and his affiliates held a 0.76% interest, or 6 Class C units, and other parties held a 48.23% interest, or 382 Class A units. As of January 31, 2016, the Tucson entity had discretionary Priority Return payments to unrelated unit holders of approximately $267,000, to the Partnership of approximately $283,000 and to Rare Earth of approximately $4,000 per year payable quarterly for calendar year 2016.

As of February 1, 2016, the Trust no longer accrues for the distributions described above as the preference period generally has expired. During the nine months ended October 31, 2016, the priority distributions were paid for the six months ended July 31, 2016 and no priority distributions were accrued for the three months ended October 31, 2016.

Ontario Hospitality Properties Restructuring Agreement

On February 29, 2012, the Trust and Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Ontario Hospitality Properties, LP (the “Ontario entity”) for $10,000 per unit, which operates the Ontario hotel property, then wholly-owned by the Partnership. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 49% of the outstanding partnership units in the Ontario entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Ontario entity. The Board of Trustees approved this restructuring on February 1, 2012. Under the restructured limited partnership agreement, Rare Earth became a general partner of the Ontario entity along with the Trust and Partnership.

On March 1, 2014, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Ontario entity for $10,000 per unit. Under the updated restructuring agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 235 (and potentially up to 275 if the overallotment is exercised) units. Under the terms of the updated restructuring agreement, the Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Ontario entity, on a post-transaction basis, and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on March 24, 2014. The limited partnership interests in the Ontario entity are allocated to three classes with differing cumulative discretionary priority distribution rights through March 31, 2017. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Albuquerque entity. Priority distributions of $700 per unit per year are cumulative until March 31, 2017; however, after March 31, 2017 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

The agreements provided that if certain triggering events related to the Ontario entity occured prior to the payment of all accumulated distributions to its members, such accumulated distributions would be paid out of any proceeds of the event before general distribution of the proceeds to the members. In the event that funds generated from a triggering event were insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members would participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors received their initial capital plus a 7% per annum simple return, any additional profits would be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth also received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Ontario entity following the March 1, 2014 restructuring. The Trust has paid out $128,000 of the restructuring fee at January 31, 2015. The Ontario entity is required to use its best efforts to pay the priority distributions. InnSuites Hotels continues to provide management, licensing and reservation services to the Ontario, California property.

During the fiscal year ended January 31, 2016, there were 6.25 Class A units of the Ontario entity sold, of which 5 were purchased from Rare Earth at $10,000 per unit. As of January 31, 2016, the Partnership held a 51.65% ownership interest, or 498 Class B units, in the Ontario entity, Mr. Wirth and his affiliates held a 3.11% interest through Rare Earth, or 30 Class C units, and other parties held a 45.24% interest, or 436.25 Class A units. As of January 31, 2016, the Ontario entity had discretionary Priority Return payments to unrelated unit holders of approximately $305,000, to the Partnership of approximately $349,000 and to Rare Earth of approximately $21,000 per year payable quarterly for calendar years 2016 and 2017.

During the nine months ended October 31, 2016, there were thirty Class A units of the Ontario entity sold at $10,000 per unit, of which two were sold by the Partnership and twenty-eight were sold by Rare Earth. As of October 31, 2016, the Partnership held a 51.33% ownership interest, or 496 Class B units, in the Ontario entity, Mr. Wirth and his affiliates held a 0.21% interest through Rare Earth, or 2 Class C units, and other parties held a 48.46% interest, or 468.25 Class A units.

21

As of February 1, 2016, the Trust no longer accrues for the distributions described above as the preference period generally has expired. During the nine months ended October 31, 2016, the priority distributions were paid for the six months ended July 31, 2016 and no priority distributions were accrued for the three months ended October 31, 2016.

Yuma Hospitality Properties Restructuring Agreement

On October 24, 2014, the Trust and Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Yuma Hospitality Properties, Limited Partnership (the “Yuma entity”) for $10,000 per unit, which operates the Yuma hotel property, then wholly-owned by the Trust. Prior to the agreement there were 750 units outstanding and as a result of the agreement, an additional 50 units will be created for sale. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 398 units, which represents approximately 49% of the outstanding partnership units in the Yuma entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Yuma entity. The Board of Trustees approved this restructuring on October 24, 2014. Under the restructured limited partnership agreement, Rare Earth became a general partner of the Yuma entity along with the Trust and Partnership.

The limited partnership interests in the Yuma entity are allocated to three classes with differing cumulative discretionary priority distribution rights through January 31, 2020. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Yuma entity. Priority distributions of $700 per unit per year are cumulative until January 31, 2020. After January 31, 2020, all Partnership Interests will share equally in all distributions.

If certain triggering events related to the Yuma entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members. In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth will receive a restructuring fee of $350,000, conditioned upon and arising from the sale of the first 150 units in the Yuma entity following the October 24, 2014 restructuring. The Trust has paid out $350,000 of the restructuring fee at January 31, 2016 and included the cost in the Sales of Ownership Interest in Subsidiary, net line of the accompanying Consolidated Statements of Shareholders’ Equity. The Yuma entity is required to use its best efforts to pay the priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative priority distributions. InnSuites Hotels continues to provide management, licensing and reservation services to the Yuma, Arizona property.

During the fiscal year ended January 31, 2016, there were 174.40 Class A units and 7.10 Class C units of the Yuma entity sold at $10,000 per unit, of which all were sold from the Trust. As of January 31, 2016, the Trust held a 50.93% ownership interest, or 407.40 Class B units, in the Yuma entity, Mr. Wirth and his affiliates held a 1.01% interest, or 8.1 Class C units, and other parties held a 48.06% interest, or 384.50 Class A units. As of January 31, 2016, the Yuma entity had discretionary Priority Return payments to unrelated unit holders of approximately $269,000, to the Trust of approximately $285,000 and to Rare Earth of approximately $6,000 per year payable quarterly for calendar years 2016, 2017, 2018, 2019 and 2020.

During the nine months ended October 31, 2016, there were 9.5 Class A units of the Yuma entity sold, at $10,000 per unit, of which 5.5 Class C units were sold by the Trust and the remaining units were sold by Rare Earth. As of October 31, 2016, the Trust held a 50.24% ownership interest, or 401.90 Class B units, in the Yuma entity, Mr. Wirth and his affiliates held a 0.51% interest, or 4.10 Class C units, and other parties held a 49.25% interest, or 394 Class A units

As of February 1, 2016, the Trust no longer accrues for the distributions described above as the preference period generally has expired. During the nine months ended October 31, 2016, the priority distributions were paid for the six months ended July 31, 2016 and no priority distributions were accrued for the three months ended October 31, 2016.

22

Tucson St. Mary’s Restructuring Agreement

On April 24, 2015, the Trust and the Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units for $10,000 per unit in the Tucson St. Mary’s entity for $10,000 per unit, which operated one of the Tucson, Arizona hotel properties, then wholly-owned by the Partnership. Under the agreement, the Partnership agreed to either purchase or bring in other investors to purchase up to 350 units, which represents approximately 50.07% of the outstanding partnership units, on a post-transaction basis, and the parties agreed to restructure the limited liability agreement of the Tucson St. Mary’s entity. The Board of Trustees approved this restructuring on April 24, 2015. Under the restructured limited liability agreement, the Partnership was confirmed as the Administrative Member of the Tucson St. Mary’s entity but Rare Earth could be elected in the future as Administrative Member without consent of the Partnership. All membership interests are entitled to receive priority distributions annually of $700 per $10,000 interest from May 15, 2015 through April 20, 2020. Priority distributions will be paid first to Class A interests, second to Class B interests, third to Class C interests and are cumulative. After April 30, 2020, all membership interests will be entitled to annual distributions of $700 per $10,000 interest, which will be cumulative. Subject to shareholder approval, the holders of Class A units may convert all of part of their investment at any time up to January 31, 2018 into 2,857 Shares of Beneficial Interest for each $10,000 interest subject to shareholder approval and other required approvals (“conversion feature”). Thereafter, each $10,000 interest is convertible into 2,500 Shares of Beneficial Interest of the Trust. On May 30, 2015, the restructuring agreement was amended to clarify the requirement that the shareholders must approve the conversion feature, which is not perfunctory.

During the fiscal year ended January 31, 2016, there were 64 Class A units sold and 100 Class C units sold of the Tucson St. Mary’s entity for total proceeds of $640,000 attributable to Class A units sold and $1,000,000 attributable to Class C units sold. On October 14, 2015, the Trust sold its Tucson St. Mary’s hotel to an unrelated third party for approximately $9.7 million, which the Trust received approximately $4.6 million. The Trust used $4.7 million of the proceeds to satisfy its mortgage note payable on the property, approximately $379,000 to reduce accruals and payables, and retained the remaining proceeds to fund future operations and capital improvements. As of January 31, 2016, the Partnership held a 100% ownership interest, or 88.5 Class B units, in the Tucson St. Mary’s entity.

Financing Arrangements and Guarantees

On January 1, 2012, Tucson Hospitality Properties LLP, a subsidiary of the Trust, entered into a $1,000,000 Demand/Revolving Line of Credit/Promissory Note or Note Receivable with Rare Earth, depending on whether amounts are due to or due from Rare Earth. The Demand/Revolving Line of Credit/Promissory Note or Note Receivable bore interest at 7.0% per annum, was interest only quarterly and was amended on July 1, 2014 to extend the maturity date to March 31, 2015, and increased the maximum borrowing capacity from $1,000,000 to $1,400,000. The Demand/Revolving Line of Credit/Promissory Note or Note Receivable was further amended on October 27, 2014 to increase the maximum borrowing capacity from $1,400,000 to $2,000,000. As of January 31, 2016, the Demand/Revolving Line of Credit/Promissory Note or Note Receivable has been paid in full and was closed. No prepayment penalty existed on the Demand/Revolving Line of Credit/Promissory Note or Note Receivable.

On December 1, 2014, the Trust entered into a $1,000,000 net maximum Demand/Revolving Line of Credit/Promissory Note with Rare Earth. The Demand/Revolving Line of Credit/Promissory Note bears interest at 7.0% per annum, requires interest only quarterly and matures on December 31, 2017. No prepayment penalty exists on the Demand/Revolving Line of Credit/Promissory Note. The balance fluctuates significantly through the period with the highest payable balance being $714,270 during the fiscal year ended January 31, 2016. The Demand/Revolving Line of Credit/Promissory Note has a net maximum borrowing capacity of $1,000,000. Related party interest expense or revenue for the Demand/Revolving Line of Credit/Promissory Note for the fiscal years ended January 31, 2016 was $7,618 of expense and $5,761 of revenue, and for the fiscal year ended January 31, 2015 was $659 of expense.

The above Demand/Revolving Line of Credit/Promissory Notes are presented together as one line item on the balance sheet and totaled a receivable of $5,761 and payable of $262,659 at January 31, 2016 and 2015, respectively, all of which is considered a current receivable and liability.

On May 21, 2014, Tucson Hospitality Properties LLP, a subsidiary of the Trust, entered into a $447,100 business loan, including $25,307 of loan fees, with American Express Bank, FSB (the “Tucson Oracle Merchant Agreement”) with a maturity date of May 21, 2015. The Tucson Oracle Merchant Agreement included a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan was secured and paid back with 15% of the Tucson Oracle American Express, VISA and MasterCard merchant receipts received during the loan period. As of January 31, 2016, the business loan balance has been paid in full.

On July 24, 2014, Tucson Saint Mary’s Suite Hospitality LLC, a [former] subsidiary of the Trust, entered into a $451,560 business loan, including $25,560 of loan fees, with American Express Bank, FSB (the “St. Mary’s Merchant Agreement”) with a maturity date of July 24, 2015. The St. Mary’s Merchant Agreement included a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan was secured and paid back with 17% of the St. Mary’s American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of January 31, 2016, the business loan balance has been paid in full.

23

On August 19, 2014, Ontario Hospitality Properties, LP (“Ontario entity”), a subsidiary of the Trust, entered into a $477,000 business loan, including $27,000 of loan fees, with American Express Bank, FSB (the “Ontario Merchant Agreement”) with a maturity date of September 19, 2015. The Ontario Merchant Agreement included a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan was secured and paid back with 27% of the Ontario American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of January 31, 2016, the business loan has been paid in full.

On September 16, 2014, Yuma Hospitality Properties Limited Partnership (the “Yuma entity”), a subsidiary of the Trust, entered into a $415,520 business loan, including $23,250 of loan fees, with American Express Bank, FSB with a maturity date of September 16, 2015. The agreement included a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan was secured and paid back with 22% of the Yuma American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of January 31, 2016, the business loan balance under this agreement has been paid in full. On October 17, 2016, the Yuma entity entered into a new $520,000 business loan, including $20,000 of loan fees, with American Express Bank, FSB (the “2016 Yuma Merchant Agreement”) with a maturity date of October 16, 2017. The 2016 Yuma Merchant Agreement includes a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan is secured and paid back with 22% of the Yuma American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of October 31, 2016, the business loan balance under the 2016 Yuma Merchant Agreement was approximately $498,000.

On October 24, 2014, Albuquerque Suite Hospitality, LLC (the “Albuquerque entity”), a subsidiary of the Trust, entered into a $318,000 business loan, including $18,000 of loan fees, with American Express Bank, FSB with an maturity date of October 24, 2015. This loan was paid off in full on November 20, 2015. The agreement included a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan was secured and paid back with 14% of the Albuquerque American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of January 31, 2016, the business loan balance has been paid in full. On September 20, 2016, the Albuquerque entity entered a new $524,160 business loan, including $20,160 of loan fees, with American Express Bank, FSB (the “2016 Albuquerque Merchant Agreement”) with a maturity date of September 19, 2017. The 2016 Albuquerque Merchant Agreement includes a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan is secured and paid back with 14% of the Albuquerque American Express, VISA, MasterCard and Discover merchant receipts received during the loan period. As of October 31, 2016, the business loan balance under the 2016 Albuquerque Merchant Agreement was approximately $426,000.

On July 7, 2015, the Trust’s revolving bank line of credit agreement, with a credit limit of $600,000, was changed to a four year non-revolving note payable. The non-revolving note payable has a variable interest rate of Wall Street Journal Prime Rate plus a margin of 1% with a floor rate of 5.5%, maturing on July 3, 2019 and monthly payments of $13,978.08. The line is secured by a junior security interest in the Yuma, Arizona property and the Trust’s trade receivables. As of October 31, 2016, the non-revolving note payable balance was approximately $427,000.

On December 22, 2015, the Trust provided Advances to Affiliates – Related Party each in the amount of $500,000 to Phoenix Northern Resort, LLC and Tempe/Phoenix Airport Resort LLC. Mr. Wirth, individually and through one of his affiliates, owns approximately 32% and 42%, respectively, of Phoenix Northern Resort, LLC and Tempe/Phoenix Airport Resort LLC. Both notes have a due date of June 30, 2017 and accrue interest of 7.0%. During the nine months ended October 31, 2016, the Trust received $18,098 and $14,328 interest income from Phoenix Northern Resort, LLC and Tempe/Phoenix Airport Resort LLC, respectively. As of October 31, 2016 the Advances to Affiliates – Related Party balance was $115,517 from Phoenix Northern Resort, LLC and the Line of Credit – Related Part balance was $426,184 to Tempe Phoenix Airport Resort LLC.

On September 25, 2013, the Trust entered into a revenue sharing agreement with independent Lodging Industry Association (“ILIA”). In 2014, Ms. Barnhill, Vice Chairperson of the Board of Trustees and President and Chief Operating Officer of the Trust, became President of ILIA. The revenue sharing agreement states that of the 10% IBC fees collected from ILIA hotels, 3% will be remitted back to ILIA from February, 2015 through June, 2015, 2% will be remitted back to ILIA from July, 2015 through December, 2015, and 1% will be remitted back to ILIA from January, 2016 through June, 2016. As of January 31, 2016, no fees were remitted or accrued related to the ILIA revenue sharing agreement.

24

On January 8, 2016, in connection with the acquisition of substantially all of the assets of International Vacation Hotels (“IVH”), the Trust entered into a $400,000 business loan with Laurence Holdings Limited, an Ontario, Canada corporation, with a maturity date of February 1, 2019 pursuant to the terms of the Security Agreement and Promissory Note (the “Laurence Holdings Agreement”). The Laurence Holdings Agreement requires the funds be used for the purchase of IVH assets. The agreement provides for interest only payments for the first 3 months of the term and principal and interest payments for the remaining portion of the loan. The Laurence Holdings Agreement sets an interest rate of 8% per annum with no prepayment penalty. As of October 31, 2016, the business loan balance was $317,000.

On May 3, 2016, the Trust and Yuma entity entered into a $350,000 one-year line of credit with Republic Bank AZ, N.A. (the “Yuma entity Agreement”) that bears interest at the prime rate plus 1.0% per annum. The Yuma entity Agreement includes acceleration provisions upon default. The line of credit is secured by the Deed of Trust in the Yuma, Arizona property. The funds may be used for working capital and the line is guaranteed by James Wirth, the Trust’s Chairman and Chief Executive Officer, Gail Wirth, Mr. Wirth’s spouse, and the Wirth Family Trust dated July 14, 2006. As of October 31, 2016, the line of credit balance was approximately $0.

Private Placement

On October 7, 2015, the Trust entered into a Securities Purchase Agreement with certain purchasers, including Rare Earth, for the sale of an aggregate of 440,000 Shares of Beneficial Interest, at a purchase price of $2.50 per share, for the gross aggregate proceeds of $1,100,000 to the Trust. Rare Earth purchased 200,000 Shares on the same terms and conditions as the other purchasers. The transaction was approved by the Board and the Audit Committee.

Other Related Party Transactions

During fiscal year 2015, Mr. Berg’s related party Berg Investment Advisors was compensated $10,000 for successfully negotiating refinances of our properties of which $7,000 was paid to Berg Investment Advisors during fiscal year 2015 with the remainder paid during the first fiscal quarter of fiscal year 2016.

Besides Pamela Barnhill, Vice Chairperson of the Board of Trustees and President and Chief Operating Officer of the Trust and daughter of Mr. Wirth, the Trust’s Chairman and Chief Executive Officer, the Trust also employs two other immediate family members of Mr. Wirth who provide technology and administrative support services to the Trust, with each receiving a $47,500 yearly salary.

Compensation Information

For information regarding compensation of our executive officers, see “Compensation of Trustees and Executive Officers” in this proxy statement.

Review, Approval or Ratification of Transactions with Related Parties

On December 10, 2013, the Board of Trustees adopted a Related Party Transactions Policy, which established procedures for reviewing transactions between us and our Trustees and executive officers, their immediate family members, entities with which they have a position or relationship, and persons known to us to be the beneficial owner of more than 5% of our Shares of Beneficial Interest. These procedures help us evaluate whether any related person transaction could impair the independence of a Trustee or presents a conflict of interest on the part of a Trustee or executive officer. First, the related party transaction is presented to our executive management, including our Chief Financial Officer. Our Chief Financial Officer then discusses the transaction with our outside counsel, as needed. Lastly, the Audit Committee and the members of the Board of Trustees who do not have an interest in the transaction review the transaction and, if they approve, pass a resolution authorizing the transaction. In determining whether to approve a Related Party Transaction, the Audit Committee and the members of the Board of Trustees consider whether the terms of the related party transaction are fair to the Trust on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Trust to enter into the related party transaction; whether the related party transaction would impair the independence of the outside Trustee and whether the related party transaction would present an improper conflict of interest for any Trustee or executive officer of the Trust, taking into account the size of the transaction, the overall financial position of the trustee, executive officer or related party, the direct or indirect nature of the Trustee’s, executive officer’s or other related party interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee and members of the Board of Trustees deem relevant. Our Related Party Transactions Policy is available in the Corporate Governance portion of our website at www.innsuitestrust.com.

25

Certain Information Concerning the Trust

The following table shows the persons who were known to us to be beneficial owners of more than five percent of our outstanding Shares of Beneficial Interest, together with the number of Shares of Beneficial Interest owned beneficially by each Trustee, nominee for Trust and executive officer, and the Trustees, nominees for Trustee and executive officers as a group. The percentages in the table are based on 9,678,495 Shares of Beneficial Interest issued and outstanding as of December 12, 2016. Unless otherwise specified, each person has sole voting and investment power of the Shares of Beneficial Interest that he or she beneficially owns.

Greater-than-Five-Percent Beneficial Owners and

Beneficial Ownership of Trustees, and Executive Officers

Trustees and Executive Officers	Shares Beneficially Owned(1)	Percentage of Outstanding Shares
James F. Wirth(2)	5,893,857	60.89
Pamela J. Barnhill(3)	274,334	2.83%
Marc E. Berg	62,725	*
Cynthia Ketcherside	17,145	*
Leslie T. Kutasi	24,000	*
JR Chase	6,657	*
Adam B. Remis	5,000	-
Steven S. Robson	302,723	3.13%
Trustees and Executive Officers as a group (eight persons)	6,586,441	68.05%

*	Less than one percent (1.0%).

(1)	Pursuant to the SEC’s rules, “beneficial ownership” includes Shares that may be acquired within 60 days following December 12, 2016. However, none of the individuals listed in the table had the right to acquire any Shares within the 60-day period.

(2)	All Shares are owned jointly by Mr. Wirth and his spouse and/or by Rare Earth Financial, LLC, except for 1,738,476 Shares that are voted separately by Mr. Wirth and 3,240,930 Shares that are voted separately by Mrs. Wirth. Mr. Wirth has pledged 1,466,153, and Mrs. Wirth has pledged 300,000, of these Shares as security. Mr. Wirth, his spouse and children own directly and indirectly all 3,407,938 issued and outstanding Class B limited partnership units in the Partnership, the conversion of which is restricted and permitted only at the discretion of our Board of Trustees. Mr. Wirth’s business address is 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020.

(3)	Includes 24,898 Shares held by minor children.

The following table provides information about our equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of January 31, 2016:

26

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	0	$ N/A	1,000,000	(1)

Equity compensation plans not approved by security holders	None	None	1,600,000

(1) We have 1,000,000 options available for future grants under our 1997 Stock Incentive and Option Plan.

Selection of Independent Auditors

Our consolidated financial statements as of and for the fiscal years ended January 31, 2016 and 2015 were audited by Hall & Company Certified Public Accountants & Consultants, Inc. (“Hall CPAs”), formally known as HMCPA Accountancy Corporation. As described below, in February, 2016, HMCPA Accountancy Corporation merged with Hall and Company, Inc. to form Hall CPAs. HMPCA reviewed our interim financial statements in our Forms 10-Q for the fiscal quarters ended July 31, 2015 and October 31, 2015. Our former independent registered public accounting firm, Semple, Marchal and Cooper, LLP, reviewed our interim financial statements in our Form10-Q for our first quarter of fiscal year 2016 ended April 30, 2015.

Former Independent Registered Public Accounting Firms

On August 31, 2015, the Trust notified Semple, Marchal & Cooper LLP that the Trust had selected another independent registered public accounting firm effective immediately. The Audit Committee and the Board of Trustees were unanimous in their decision. The Trust has authorized Semple, Marchal & Cooper LLP to respond fully to the inquiries of the successor accountant.

The reports of Semple, Marchal & Cooper LLP on the Trust’s financial statements for the fiscal years ended January 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2015 and 2014, and in the subsequent interim periods through August 31, 2015, there were no disagreements with Semple, Marchal & Cooper LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Semple, Marchal & Cooper LLP, would have caused Semple, Marchal & Cooper LLP to make reference to the matter in its report.

In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2015 and 2014, and in the subsequent interim periods through October 15, 2015, there were no “reportable events” as that term is defined in Item 304(a)(i)(v) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”).

The Trust provided Semple, Marchal & Cooper LLP with a copy of the foregoing disclosures included in the Trust’s Current Report on Form 8-K filed with the SEC on September 3, 2015 (the “Form 8-K”) and requested Semple, Marchal & Cooper LLP to furnish the Trust with a letter addressed to the SEC stating whether or not it agrees with those disclosures. A copy of the letter furnished pursuant to that request was filed as Exhibit 16.1 to the Form 8-K.

27

Appointment and Reorganization of HMPCA Accountancy Corporation; Appointment of Hall

On August 31, 2015, the Trust appointed HMCPA Accountancy Corporation (“HMCPA”) as the Trust’s new independent registered public accounting firm. During the fiscal years ended January 31, 2015 and 2014, and during all subsequent interim periods through August 31, 2015, the Trust did not consult HMCPA regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Trust’s financial statements or any matter that was the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

In connection with the reorganization of HMCPA, its audit partners joined Hall and Company, Inc. in February, 2016 to form our current independent registered public accounting firm, Hall & Company Certified Public Accountants & Consultants, Inc. (“Hall”). HMCPA resigned as the independent auditor of the Trust, effective February 15, 2016. As a result of the foregoing, the Audit Committee of the Trust, on February 16, 2016, approved the resignation of HMCPA, effective on February 15, 2016, and the engagement of Hall as the Trust’s independent registered public accounting firm for the fiscal years ended January 31, 2016 and 2015 effective February 15, 2016.

The change in accountants did not result from any dissatisfaction with the quality of the professional services rendered by HMCPA. The Trust had not consulted with Hall for the fiscal years ended January 31, 2016 and 2015 and the interim period ended February 15, 2016 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Trust’s consolidated financial statements, and neither written or oral advice was provided that would be an important factor considered by the Trust in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal years ended January 31, 2016 and 2015 and through February 15, 2016, there were no disagreements with HMCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. HMCPA has not issued any reports on the Trust’s consolidated financial statements. During the Trust’s two most recent completed fiscal years and interim period through February 15, 2016, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K with HMCPA.

The Trust provided HMCPA with a copy of the foregoing disclosures included in the Trust’s Current Report on Form 8-K and requested that HMCPA furnish the Trust with a letter addressed to the SEC stating whether HMCPA agrees with the disclosure contained in the Form 8-K, or, if not, stating the respects in which it does not agree. The Trust has received the requested letter from the HMCPA, and a copy of their letter has been filed as Exhibit 16.1 to the Form 8-K.

Audit Fees

For the fiscal year ended January 31, 2016, we expect to pay HMCPA up to $73,000for professional services rendered for the audit of our annual financial statements for the fiscal years 2016 and 2015 and up to 15,000 for the review of our interim financial statements in our Forms 10-Q for fiscal year ended January 31, 2016. In addition, we expect to pay HMCPA an additional 5% of professional fees for administrative expenses and reimbursement of actual out of pocket travel expenses not to exceed $6,000.

The aggregate fees billed and paid for services rendered by HMCPA and Semple for the review of our interim financial statements in our Forms 10-Q and services provided in connection with regulatory filings was $15,000 for the fiscal years ending January 31, 2016 and 2015, respectively.

Audit-Related Fees

No additional fees were incurred for audit-related services rendered by Hall CPAs, HMCPA or Semple, Marchal & Cooper, LLP for the fiscal years ended January 31, 2016 and 2015.

28

Tax Fees

We did not use Hall CPAs, HMCPA or Semple, Marchal & Cooper, LLP for tax compliance, tax advice and planning services for the tax fiscal years ending January 31, 2016 and 2015..

All Other Fees

None of Hall CPAs, HMPCA or Semple rendered any other services to us, and billed no other fees, during the fiscal years ended January 31, 2016 and 2015.

Our Audit Committee has considered and determined that the provision of these services is compatible with our principal accounting firm maintaining their independence from us.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all fees for services performed by our independent auditors, currently Hall & Company, Inc. Unless a type of service our independent auditors provided received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Since May 6, 2003, the effective date of the SEC’s rules requiring Audit Committee pre-approval of audit and non-audit services performed by our independent auditors, all of the services provided by our independent auditors were approved in accordance with these policies and procedures.

Other Matters

The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement. Should other matters properly come before the Annual Meeting, the Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

Other Information

Shareholder Proposals

If a shareholder intends to present a proposal at the 2017 Annual Meeting of Shareholders, it must be received by us for consideration for inclusion in our proxy statement and form of proxy relating to that meeting on or before August 18, 2017. unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case the deadline for submission of shareholder proposals will be a reasonable time before we begin to print and send proxy materials. A shareholder who wishes to present a proposal at the 2017 Annual Meeting of Shareholders, but does not wish to have that proposal included in our proxy statement and form of proxy relating to that meeting, must notify us of the proposal before November 1, 2017. unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case we must receive a notice of the proposal a reasonable time before we send proxy materials. Shareholders should submit their proposals to InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020, Attention: Secretary. If notice of the proposal is not received by us by the date specified herein, then the proposal will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to that proposal.

By order of the Board of Trustees

/s/ MARC E. BERG
December 15, 2016	Secretary

29

INNSUITES HOSPITALITY TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints MARC E. BERG and ADAM B. REMIS as proxies, each with the full power to act without the other and to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all the Shares of Beneficial Interest of InnSuites Hospitality Trust held of record by the undersigned at the close of business on December 12, 2016 at the Annual Meeting of Shareholders to be held at the InnSuites Hospitality Trust Corporate Offices, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020 on January 24, 2017, at 10:00 A.M., local time, or at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given to vote or act with respect to such Shares and ratifies and confirms all actions which the proxy holders or their substitutes may take in accordance with the instructions on this proxy. Please sign, date and return this proxy whether or not you plan to attend the meeting. You may nevertheless vote in person if you attend.

(Continued and to be signed on the reverse side.)

30

ANNUAL MEETING OF SHAREHOLDERS OF

INNSUITES HOSPITALITY TRUST

January 24, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.InnSuitesTrust.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

0000333000000000000 8 012417

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Trustees:

	FOR	AGAINST	ABSTAIN
(a) Leslie T. Kutasi	☐	☐	☐
(b) James F. Wirth	☐	☐	☐
2. Advisory approval of the compensation of our named executive officers:	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED HEREIN AND "FOR" PROPOSAL 2.

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO YOUR SHARES MAY BE REPRESENTED AT THE 2016 ANNUAL MEETING OF SHAREHOLDERS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

31